EXHIBIT 21.01

Subsidiaries of Levitz Furniture Incorporated:

                                                   JURISDICTION OF
NAME                                                INCORPORATION
----                                                -------------

Levitz Furniture Corporation                           Florida

Subsidiaries of Levitz Furniture Corporation:

                                                   JURISDICTION OF
NAME                                                INCORPORATION
----                                                -------------

Levitz Furniture Company
of the Midwest, Inc.                                   Colorado

Levitz Furniture Company
of the Pacific, Inc.                                  California

Levitz Furniture Company
of Washington, Inc.                                   Washington

John M. Smyth Company                                  Illinois

Levitz Furniture Realty Corporation                    Florida

Levitz Furniture Reinsurance Ltd.              Turks and Caicos Islands


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